Exhibit 99.1

PRESS RELEASE
7/26/23
Carlisle Companies Reports Second Quarter Results
SCOTTSDALE, ARIZONA, July 26, 2023 - Carlisle Companies Incorporated (NYSE:CSL) today announced its second quarter 2023 financial results.
•Second quarter revenues of $1.5 billion, declined 14.0% year-over-year
•Reported second quarter GAAP diluted EPS from continuing operations of $4.71 and adjusted EPS of $5.18, down 13.7% year-over-year
•CCM operating income margin was 29.6% and adjusted EBITDA margin returned to 30%+
•CWT operating income margin grew 350 basis points year-over-year to 16.6%, and adjusted EBITDA margin grew 390 basis points to 22.5%, driven by integration and efficiency gains
•Announced an agreement to sell CFT, completing another major step in our portfolio optimization strategy
•Repurchased 900 thousand shares for $200 million in the quarter
Comments from Chris Koch, Chair, President and Chief Executive Officer
"The second quarter proved to be a nice recovery story for us at Carlisle with greater evidence of our collective efforts to improve earnings and create value for all stakeholders. Our teams continue to provide compelling energy-efficient solutions to building owners and improve upon Carlisle's leadership position as the manufacturer of choice to contractors and our distribution partners. Despite the channel destocking activity in the second quarter, our teams collectively drove excellent profitability from a combination of price discipline, cost management and efficiency gains through COS.

We continue to see strong underlying demand for our building products, particularly in non-residential construction markets. New construction is buoyed by growth in manufacturing construction projects and government-funded activity. Notably, CCM generates two-thirds of its revenue from non-discretionary re-roofing demand that provides sustainable growth runway. Contractor backlogs remain strong, and new products that remove labor from the job site are strongly desired. That said, rising interest rates, concerns of an economic slowdown, weather disruptions and labor constraints are watch items that may hinder construction activity.

The CWT team continues to demonstrate outstanding performance by driving operational efficiencies, pricing to value, and executing its multi-pronged commercial and operational integration. Despite year-over-year volume declines in residential markets, the team achieved a remarkable 390 basis points of adjusted EBITDA margin expansion to 22.5% in the second quarter.

CIT continues to benefit from healthy aerospace demand while reaping benefits from past restructuring actions. With its position as a leading aerospace components supplier, CIT is poised to leverage increasing aircraft production rates of both Boeing and Airbus. Additionally, CIT is improving the profitability of its medical and industrial platforms through customer and product line rationalization, as well as enhanced efficiencies through COS. The CIT team drove impressive adjusted EBITDA margin expansion of 520 basis points year-over-year to 17.9% in the second quarter, and we expect significant year-over-year margin improvement for the full year 2023 and beyond.

In line with our strategy to 'pivot' to a pure-play premier building products company, we signed a definitive agreement to sell Carlisle Fluid Technologies for $520 million. This move represents a significant step forward in our efforts to build a diversified portfolio of premier energy-efficient building envelope solutions and demonstrates our commitment to be superior capital allocators.

Vision 2025 continues to provide Carlisle clear direction. We have stayed the course on our strategy to leverage above-average organic growth in our markets and optimize our business portfolio. This continues to drive higher margins, higher returns, and greater earnings power for Carlisle in an accelerated timeframe. While the pillars of Vision 2025 are still very much in place, we continue to work on our new strategic plan, Vision 2030, and intend to share in greater detail our path to further value creation for all our stakeholders by the end of the year."

Second Quarter 2023
Revenue for the second quarter of $1.5 billion decreased 14.0% year-over-year. Organic revenue decreased 13.9% (organic revenue defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar).
Operating income for the second quarter of $327.6 million decreased 18.8% from $403.6 million in the second quarter of 2022. Income from continuing operations for the second quarter of $241.5 million decreased 17.0% from $290.8 million in the second quarter of 2022. Adjusted EBITDA for the second quarter of $385.4 million decreased 16.3% from $460.2 million in the second quarter of 2022. Despite the decline in second quarter revenues, adjusted EBITDA margin was relatively consistent year-over-year.
Diluted earnings per share ("EPS") from continuing operations for the second quarter of $4.71 decreased 14.7% from $5.52 in the second quarter of 2022. Adjusted diluted EPS for the second quarter of $5.18 decreased 13.7% from $6.00 in the second quarter of 2022. The decrease in EPS reflects the impact from lower volumes in our building products segments, partially offset by share repurchases.
Second Quarter 2023 Segment Highlights
Carlisle Construction Materials (CCM)
•Revenue of $947.5 million, declined 14.9% (all organic) year-over-year, as strong underlying demand was more than offset by channel destocking and unfavorable weather.
•Operating income was $280.7 million, down 21.8% year-over-year. Adjusted EBITDA was $295.7 million, down 20.4% year-over-year, reflecting an adjusted EBITDA margin of 31.2%, down 210 basis points given lower volumes year-over-year.
•We expect full year 2023 revenues to decrease low-teens year-over-year.
Carlisle Weatherproofing Technologies (CWT)
•Revenue of $359.5 million, declined 19.9% (-19.6% organic) year-over-year primarily due to residential demand weakness and project delays.
•Operating income was $59.5 million, increased 0.8% year-over-year. Adjusted EBITDA was $80.8 million, down 3.2% year-over-year reflecting an adjusted EBITDA margin of 22.5%, up 390 basis points, which was favorably impacted by efficiencies gained through targeted restructuring actions, automated manufacturing, and realized synergies from the Henry acquisition.
•We expect full year 2023 revenues to decrease low-teens year-over-year.
Carlisle Interconnect Technologies (CIT)
•Revenue of $218.9 million, increased 3.0% (+3.2% organic) year-over-year, driven by continued strengthening in the aerospace end market.
•Operating income was $19.7 million and adjusted EBITDA was $39.2 million, up 45.2% year-over-year reflecting an adjusted EBITDA margin of 17.9%, up 520 basis points, which was favorably impacted by higher volumes in the aerospace end market and benefits from past restructuring actions.
•We expect full year 2023 revenues to increase mid-single-digits year-over-year, as medical customers work to right-size inventory levels.

Cash Flow
Operating cash flow from continuing operations for the six months ended June 30, 2023, was $333.0 million, an increase of $110.8 million versus the prior year. Free cash flow from continuing operations was $263.4 million, an increase of $120.9 million versus the prior year (defined as cash provided by operating activities less capital expenditures and comprised of continuing operations). This increase was driven by a reduction in working capital uses as a result of lower sales volume, partially offset by lower income from continuing operations.
During the six months ended June 30, 2023, we deployed $250.0 million toward share repurchases, including $200.0 million in the current quarter, and paid $77.2 million in cash dividends, including $38.3 million in the current quarter. As of June 30, 2023, we had 2.3 million shares available for repurchase under our share repurchase program. Additionally, as of June 30, 2023, we had $379.3 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.
Conference Call and Webcast
Carlisle will discuss second quarter 2023 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 888-886-7786
International: 416-764-8658
Conference ID: 00270055
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies such as the COVID-19 pandemic, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue and free cash flow that are not recognized under GAAP. Management believes that adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management also believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Carlisle is also a leading provider of products to the aerospace and medical technologies markets through its Carlisle Interconnect Technologies ("CIT") business segment. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.

CONTACT:	Jim Giannakouros, CFA
Vice President, Investor Relations
(480) 781-5135
jgiannakouros@carlisle.com
* EPS referenced in this release is from continuing operations unless otherwise noted.

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2023	2022	2023	2022
Revenues	$1,525.9	$1,774.9	$2,632.0	$3,200.1

Cost of goods sold	995.7	1,170.1	1,785.3	2,130.2
Selling and administrative expenses	189.5	192.0	360.0	376.0
Research and development expenses	13.1	11.0	26.8	21.2
Other operating (income) expense, net	—	(1.8)	1.7	(3.5)
Operating income	327.6	403.6	458.2	676.2
Interest expense, net	18.8	22.5	37.6	45.0
Interest income	(4.5)	(0.6)	(9.1)	(0.8)
Other non-operating expense (income), net	0.2	2.3	(1.1)	2.5
Income from continuing operations before income taxes	313.1	379.4	430.8	629.5
Provision for income taxes	71.6	88.6	97.5	148.3
Income from continuing operations	241.5	290.8	333.3	481.2

Discontinued operations:
(Loss) income before income taxes	(62.3)	11.7	(51.4)	15.6
(Benefit from) provision for income taxes	(15.4)	1.0	(14.4)	1.7
(Loss) income from discontinued operations	(46.9)	10.7	(37.0)	13.9
Net income	$194.6	$301.5	$296.3	$495.1

Basic earnings per share attributable to common shares:
Income from continuing operations	$4.75	$5.60	$6.53	$9.23
(Loss) income from discontinued operations	(0.92)	0.21	(0.72)	0.27
Basic earnings per share	$3.83	$5.81	$5.81	$9.50

Diluted earnings per share attributable to common shares:
Income from continuing operations	$4.71	$5.52	$6.47	$9.11
(Loss) income from discontinued operations	(0.92)	0.21	(0.72)	0.26
Diluted earnings per share	$3.79	$5.73	$5.75	$9.37

Average shares outstanding:
Basic	50.7	51.8	50.9	52.0
Diluted	51.2	52.5	51.4	52.7

Dividends declared and paid per share	$0.75	$0.54	$1.50	$1.08

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in millions)	2023	2022
Net cash provided by operating activities	$370.7	$223.5

Investing activities:
Capital expenditures	(70.1)	(82.7)
Proceeds from sale of discontinued operation, net of cash disposed	—	132.0
Acquisitions, net of cash acquired	—	(24.7)
Investment in securities	0.2	10.3
Other investing activities, net	14.0	2.0
Net cash (used in) provided by investing activities	(55.9)	36.9

Financing activities:
Repurchases of common stock	(250.0)	(175.0)
Dividends paid	(77.2)	(56.7)
Proceeds from exercise of stock options	11.8	16.0
Withholding tax paid related to stock-based compensation	(10.0)	(12.5)
Other financing activities, net	(1.7)	(1.7)
Net cash used in financing activities	(327.1)	(229.9)

Effect of foreign currency exchange rate changes on cash and cash equivalents	0.8	(1.7)

Change in cash and cash equivalents	(11.5)	28.8
Less: change in cash and cash equivalents of discontinued operations	(2.1)	(2.2)
Cash and cash equivalents at beginning of period	388.7	313.7
Cash and cash equivalents at end of period	$379.3	$344.7

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$379.3	$388.7
Long-term debt, including current portion	2,584.2	2,582.9
Total stockholders' equity	3,032.0	3,024.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenue excluding acquired revenues within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT		CIT
2022 Revenue (GAAP)	$1,774.9		$1,113.4		$448.9		$212.6
Organic	(246.8)	(13.9)%	(165.4)	(14.9)%	(88.1)	(19.6)%	6.7	3.2%
Acquisitions	—	—%	—	—%	—	—%	—	—%
FX impact	(2.2)	(0.1)%	(0.5)	—%	(1.3)	(0.3)%	(0.4)	(0.2)%
Total change	(249.0)	(14.0)%	(165.9)	(14.9)%	(89.4)	(19.9)%	6.3	3.0%
2023 Revenue (GAAP)	$1,525.9		$947.5		$359.5		$218.9

	Six Months Ended June 30,
(in millions, except percentages)	CSL		CCM		CWT		CIT
2022 Revenues (GAAP)	$3,200.1		$1,994.5		$808.0		$397.6
Organic	(560.1)	(17.5)%	(467.1)	(23.4)%	(128.7)	(15.9)%	35.7	9.0%
Acquisitions	—	—%	—	—%	—	—%	—	—%
FX impact	(8.0)	(0.3)%	(3.9)	(0.2)%	(3.2)	(0.4)%	(0.9)	(0.2)%
Total change	(568.1)	(17.8)%	(471.0)	(23.6)%	(131.9)	(16.3)%	34.8	8.8%
2023 Revenues (GAAP)	$2,632.0		$1,523.5		$676.1		$432.4
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Operating cash flow (GAAP)	$221.1	$179.2	$370.7	$223.5
Less: operating cash flow from discontinued operations	25.3	6.9	37.7	1.3
Operating cash flow from continuing operations	$195.8	$172.3	$333.0	$222.2

Capital expenditures (GAAP)	$(29.9)	$(51.6)	$(70.1)	$(82.7)
Less: capital expenditures from discontinued operations	(0.2)	(2.5)	(0.5)	(3.0)
Capital expenditures from continuing operations	$(29.7)	$(49.1)	$(69.6)	$(79.7)

Operating cash flow from continuing operations	$195.8	$172.3	$333.0	$222.2
Capital expenditures from continuing operations	(29.7)	(49.1)	(69.6)	(79.7)
Free cash flow from continuing operations	$166.1	$123.2	$263.4	$142.5

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA margin are intended to provide investors and others with information about the Company's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s businesses and evaluate the Company’s performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except percentages)	2023	2022	2023	2022
Net income (GAAP)	$194.6	$301.5	$296.3	$495.1
Less: (loss) income from discontinued operations (GAAP)	(46.9)	10.7	(37.0)	13.9
Income from continuing operations (GAAP)	241.5	290.8	333.3	481.2
Provision for income taxes	71.6	88.6	97.5	148.3
Interest expense, net	18.8	22.5	37.6	45.0
Interest income	(4.5)	(0.6)	(9.1)	(0.8)
EBIT	327.4	401.3	459.3	673.7
Exit and disposal, and facility rationalization costs	2.0	0.7	6.5	2.8
Inventory step-up amortization and transaction costs	—	0.8	1.6	0.8
Impairment charges	0.4	—	1.3	0.2
(Gains) losses from acquisitions and disposals	(1.3)	0.1	2.7	0.3
Losses from insurance	—	—	—	0.3
Losses from litigation	1.6	—	1.5	—
Total non-comparable items	2.7	1.6	13.6	4.4
Adjusted EBIT	330.1	402.9	472.9	678.1
Depreciation	21.8	22.6	43.8	45.1
Amortization	33.5	34.7	67.0	71.2
Adjusted EBITDA	$385.4	$460.2	$583.7	$794.4
Divided by:
Total revenues	$1,525.9	$1,774.9	$2,632.0	$3,200.1
Adjusted EBITDA margin	25.3%	25.9%	22.2%	24.8%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30, 2023
(in millions, except percentages)	CCM	CWT	CIT	Corporate and unallocated
Operating income (loss) (GAAP)	$280.7	$59.5	$19.7	$(32.3)
Non-operating (income) expense, net(1)	(0.2)	0.4	0.5	(0.5)
EBIT	280.9	59.1	19.2	(31.8)
Exit and disposal, and facility rationalization costs	—	0.5	1.5	—
Impairment charges	—	0.4	—	—
(Gains) losses from acquisitions and disposals	(0.1)	(1.2)	0.1	(0.1)
Losses from litigation	—	—	1.5	0.1
Total non-comparable items	(0.1)	(0.3)	3.1	—
Adjusted EBIT	280.8	58.8	22.3	(31.8)
Depreciation	10.8	4.3	5.8	0.9
Amortization	4.1	17.7	11.1	0.6
Adjusted EBITDA	$295.7	$80.8	$39.2	$(30.3)
Divided by:
Total revenues	$947.5	$359.5	$218.9	$—
Adjusted EBITDA margin	31.2%	22.5%	17.9%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

	Three Months Ended June 30, 2022
(in millions, except percentages)	CCM	CWT	CIT	Corporate and unallocated
Operating income (loss) (GAAP)	$358.9	$59.0	$7.9	$(22.2)
Non-operating expense (income), net(1)	0.9	0.1	(0.3)	1.6
EBIT	358.0	58.9	8.2	(23.8)
Exit and disposal, and facility rationalization costs	—	—	0.7	—
Inventory step-up amortization and transaction costs	—	0.1	—	0.7
(Gains) losses from acquisitions and disposals	(0.1)	—	0.2	—
(Gains) losses from litigation	—	—	(0.1)	0.1
Total non-comparable items	(0.1)	0.1	0.8	0.8
Adjusted EBIT	357.9	59.0	9.0	(23.0)
Depreciation	9.3	6.4	6.1	0.8
Amortization	4.1	18.1	11.9	0.6
Adjusted EBITDA	$371.3	$83.5	$27.0	$(21.6)
Divided by:
Total revenues	$1,113.4	$448.9	$212.6	$—
Adjusted EBITDA margin	33.3%	18.6%	12.7%	NM
(1)Includes other non-operating (income) expense, net, which may be presented in separate line items on the unaudited Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Six Months Ended June 30, 2023
(in millions)	CCM	CWT	CIT	Corporate and unallocated
Operating income (loss) (GAAP)	$403.1	$83.6	$30.6	$(59.1)
Non-operating (income) expense, net(1)	(0.3)	0.2	0.4	(1.4)
EBIT	403.4	83.4	30.2	(57.7)
Exit and disposal, and facility rationalization costs	0.1	2.7	3.7	—
Inventory step-up amortization and acquisition costs	—	—	—	1.6
Impairment charges	—	1.3	—	—
(Gains) losses from acquisitions and disposals	(0.3)	2.9	0.2	(0.1)
Losses (gains) from litigation	—	—	1.6	(0.1)
Total non-comparable items	(0.2)	6.9	5.5	1.4
Adjusted EBIT	403.2	90.3	35.7	(56.3)
Depreciation	21.1	9.1	11.7	1.9
Amortization	8.2	35.3	22.3	1.2
Adjusted EBITDA	$432.5	$134.7	$69.7	$(53.2)

Total revenues	$1,523.5	$676.1	$432.4	$—
Adjusted EBITDA margin	28.4%	19.9%	16.1%	NM
(1)Includes other non-operating expense (income), net, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

	Six Months Ended June 30, 2022
(in millions)	CCM	CWT	CIT	Corporate and unallocated
Operating income (loss) (GAAP)	$620.0	$96.5	$5.4	$(45.7)
Non-operating expense (income), net(1)	0.9	0.2	(0.8)	2.2
EBIT	619.1	96.3	6.2	(47.9)
Exit and disposal, and facility rationalization costs	—	0.1	2.7	—
Inventory step-up amortization and acquisition costs	—	—	—	0.8
Impairment charges	—	0.2	—	—
(Gains) losses from acquisitions and disposals	(0.1)	—	0.4	—
Losses from insurance	—	0.3	—	—
(Gains) losses from litigation	—	—	(0.1)	0.1
Total non-comparable items	(0.1)	0.6	3.0	0.9
Adjusted EBIT	619.0	96.9	9.2	(47.0)
Depreciation	18.5	12.7	12.2	1.7
Amortization	9.1	37.0	24.0	1.1
Adjusted EBITDA	$646.6	$146.6	$45.4	$(44.2)

Total revenues	$1,994.5	$808.0	$397.6	$—
Adjusted EBITDA margin	32.4%	18.1%	11.4%	NM
(1)Includes other non-operating expense (income), net, which may be presented in separate line items on the Condensed Consolidated Statements of Income.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS
Adjusted net income and adjusted diluted earnings per share is intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted earnings per share determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted diluted earnings per share follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$194.6	$3.79		$301.5	$5.73
Less: (loss) income from discontinued operations (GAAP)		(46.9)	(0.92)		10.7	0.21
Income from continuing operations (GAAP)		241.5	4.71		290.8	5.52
Exit and disposal, and facility rationalization costs	2.0	1.5	0.03	0.7	0.5	0.01
Inventory step-up amortization and transaction costs	—	—	—	0.8	0.6	0.01
Impairment charges	0.4	0.3	0.01	—	—	—
(Gains) losses from acquisitions and disposals	(1.3)	(1.0)	(0.02)	0.1	0.1	—
Losses from litigation	1.6	1.1	0.02	—	—	—
Acquisition-related amortization(3)	31.8	24.2	0.47	33.3	25.5	0.49
Discrete tax items(4)	—	(2.0)	(0.04)	—	(1.5)	(0.03)
Total adjustments		24.1	0.47		25.2	0.48
Adjusted net income		$265.6	$5.18		$316.0	$6.00
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Diluted EPS

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$296.3	$5.75		$495.1	$9.37
Less: (loss) income from discontinued operations (GAAP)		(37.0)	(0.72)		13.9	0.26
Income from continuing operations (GAAP)		333.3	6.47		481.2	9.11
Exit and disposal, and facility rationalization costs	6.5	4.9	0.10	2.8	2.1	0.04
Inventory step-up amortization and acquisition costs	1.6	1.2	0.02	0.8	0.6	0.01
Impairment charges	1.3	1.0	0.02	0.2	0.1	—
Losses from acquisitions and disposals	2.7	2.0	0.04	0.3	0.3	0.01
Losses from insurance	—	—	—	0.3	0.2	—
Losses from litigation	1.5	1.1	0.02	—	—	—
Acquisition-related amortization(3)	63.7	48.4	0.94	68.3	52.0	0.98
Discrete tax items(4)	—	(3.4)	(0.07)	—	(1.7)	(0.03)
Total adjustments		55.2	1.07		53.6	1.01
Adjusted net income		$388.5	$7.54		$534.8	$10.12
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.